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Exhibit 10.1

INRAD, INC.

2000 EQUITY COMPENSATION PROGRAM

        1.    Purposes.    This INRAD, Inc. Equity Compensation Program (the "Program") is intended to secure for INRAD, Inc. (the "Corporation"), its direct and indirect present and future subsidiaries, including without limitation any entity which the Corporation reasonably expects to become a subsidiary (the "Subsidiaries"), and its shareholders, the benefits arising from ownership of the Corporation's Common Stock, par value $.01 per share ("Common Stock"), by those selected directors, officers, key employees and consultants of the Corporation and the Subsidiaries who are responsible for future growth. The Program is designed to help attract and retain superior individuals for positions of substantial responsibility with the Corporation and the Subsidiaries and to provide these persons with an additional incentive to contribute to the success of the Corporation and the Subsidiaries.

        2.    Elements of the Program.    In order to maintain flexibility in the award of benefits, the Program is comprised of four parts -- the Incentive Stock Option Plan ("Incentive Plan"), the Supplemental Stock Option Plan ("Supplemental Plan"), the Stock Appreciation Rights Plan ("SAR Plan"), and the Performance Share Plan ("Performance Share Plan"). Copies of the Incentive Plan, Supplemental Plan, SAR Plan, and Performance Plan are attached hereto as Parts I, II, III, and IV, respectively. Each such plan is referred to herein as a "Plan" and all such plans are collectively referred to herein as the "Plans." The grant of an option, stock appreciation right, or performance share under one of the Plans shall not be construed to prohibit the grant of an option, stock appreciation right or performance share under any of the other Plans.

        3.    Applicability of General Provisions.    Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the general provisions of the Program set forth below under the heading "General Provisions of the Equity Compensation Program" (the "General Provisions").

GENERAL PROVISIONS OF THE EQUITY COMPENSATION PROGRAM

        Article 1.    Administration.    The Program shall be administered by the Board of Directors of the Corporation (the "Board" or the "Board of Directors") or any duly created committee appointed by the Board and charged with the administration of the Program. To the extent required in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), such committee shall consist solely of "Outside Directors" (as defined herein). The Board, or any duly appointed committee, when acting to administer the Program, is referred to as the "Program Administrator". Any action of the Program Administrator shall be taken by majority vote at a meeting or by unanimous written consent of all members without a meeting. No Program Administrator or member of the Board of the Corporation shall be liable for any action or determination made in good faith with respect to the Program or with respect to any option, stock appreciation right, or performance share granted pursuant to the Program. For purposes of the Program, the term "Outside Director" shall mean a director who (a) is not a current employee of the Corporation or the Subsidiaries; (b) is not a former employee of the Corporation or the Subsidiaries who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the then current taxable year; (c) has not been an officer of the Corporation or the Subsidiaries; and (d) does not receive remuneration (which shall be deemed to include any payment in exchange for goods or services) from the Corporation or the Subsidiaries, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and the regulations thereunder.

        Article 2.    Authority of Program Administrator.    Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrator shall have the authority: (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to prescribe, amend and rescind rules and regulations relating to the Program; (d) to determine the persons to whom options, stock appreciation rights, and performance shares shall be granted under the Program; (e) to determine the time or times at which options, stock appreciation rights, or performance shares shall be granted under the Program; (f) to determine the number of shares subject to any option or stock appreciation right under the Program and the number of shares to be awarded as performance shares under the Program as well as the option price, and the duration of each option, stock appreciation right, and performance share, and any other terms and conditions of options, stock appreciation rights, and performance shares; and (g) to make any other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program. All decisions, determinations and interpretations made by the Program Administrator shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs and beneficiaries.

        Article 3.    Maximum Number of Shares Subject to the Program.    The maximum aggregate number of shares of Common Stock issuable pursuant to the Program shall be 1,500,000 shares. No one person participating in the Program may receive options, separately exercisable stock appreciation rights or other awards for more than 400,000 shares of Common Stock in any calendar year. All such shares may be issued under any Plan, which is part of the Program. If any of the options (including incentive stock options) or stock appreciation rights granted under the Program expire or terminate for any reason before they have been exercised in full, the unissued shares subject to those expired or terminated options and/or stock appreciation rights shall again be available for purposes of the Program. If the performance objectives associated with the grant of any performance shares are not achieved within the specified performance objective period or if the performance share grant terminates for any reason before the performance objective date arrives, the shares of Common Stock associated with such performance shares shall again be available for purposes of the Program. Any shares of Common Stock delivered pursuant to the Program may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        Article 4.    Eligibility and Participation.    All directors, officers, employees and consultants of the Corporation and the Subsidiaries shall be eligible to participate in the Program. The term "employee" shall include any person who has agreed to become an employee and the term "consultant" shall include any person who has agreed to become a consultant.

        Article 5.    Effective Date and Term of Program.    The Program shall become effective May 5, 2000 upon approval of the Program by the Board of Directors of the Corporation, subject to approval of the Program by the shareholders of the Corporation within twelve months after the date of approval of the Program by the Board of Directors. The Program shall continue in effect for a term of ten years from the date that the Program is adopted by the Board of Directors, unless sooner terminated by the Board of Directors of the Corporation.

        Article 6.    Adjustments.    In the event that the outstanding shares of Common Stock of the Corporation are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split (an "Adjustment Event"), an appropriate and proportionate adjustment shall be made by the Program Administrator in the maximum number and kind of shares as to which options, stock appreciation rights, and performance shares may be granted under the Program. A corresponding adjustment changing the number or kind of shares allocated to unexercised options, stock appreciation rights, and performance shares or portions thereof, which shall have been granted prior to any such Adjustment Event, shall likewise be made. Any such adjustment in outstanding options and stock appreciation rights shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option or stock appreciation right but with a corresponding adjustment in the price for each share or other unit of any security covered by the option or stock appreciation right. In making any adjustment pursuant to this Article 6, any fractional shares shall be disregarded.

        Article 7.    Termination and Amendment of Program and Awards.    No options, stock appreciation rights or performance shares shall be granted under the Program after the termination of the Program. The Program Administrator may at any time amend or revise the terms of the Program or of any outstanding option, stock appreciation right or performance share issued under the Program, provided, however, that (a) any shareholder approval required by applicable law or regulation shall be obtained and (b) no amendment, suspension or termination of the Program or of any outstanding option, stock appreciation right or performance share shall, without the consent of the person who has received an option, stock appreciation right, or performance share, impair any of that person's rights or obligations under such option, stock appreciation right or performance share.

        Article 8.    Privileges of Stock Ownership.    Notwithstanding the exercise of any option or stock appreciation rights granted pursuant to the terms of the Program or the achievement of any performance objective specified in any performance share granted pursuant to the terms of the Program, no person shall have any of the rights or privileges of a stockholder of the Corporation in respect of any shares of stock issuable upon the exercise of his or her option or stock appreciation right or achievement of his or her performance objective until certificates representing the shares of Common Stock covered thereby have been issued and delivered. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which any stock certificate is issued pursuant to the Program.

        Article 9.    Reservation of Shares of Common Stock.    During the term of the Program, the Corporation will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program.

        Article 10.    Tax Withholding.    The exercise of any option, stock appreciation right or performance share under the Program is subject to the condition that, if at any time the Corporation shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then, in such event, the exercise of the option, stock appreciation right or performance share shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation.

        Article 11.    Employment; Service as a Consultant or Director.    Nothing in the Program gives to any person any right to continued employment by the Corporation or the Subsidiaries or to continued service as a consultant to or director of the Corporation or the Subsidiaries or limits in any way the right of the Corporation or the Subsidiaries at any time to terminate or alter the terms of that employment or service.

        Article 12.    Investment Letter; Restrictions on Obligation of the Corporation to Issue Securities; Restrictive Legend.    Any person acquiring or receiving Common Stock or other securities of the Corporation pursuant to the Program, as a condition precedent to receiving the shares of Common Stock or other securities, may be required by the Program Administrator to submit a letter to the Corporation stating that the shares of Common Stock or other securities are being acquired for investment and not with a view to the distribution thereof. The Corporation shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the Program unless, on the date of sale and issuance thereof, the shares of Common Stock or other securities are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or exempt from registration thereunder. All shares of Common Stock and other securities issued pursuant to the Program shall bear a restrictive legend referring to any restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

        Article 13.    Rights Upon Termination of Employment, Service as a Consultant or Service as a Director.     Notwithstanding any other provision of the Program, any benefit granted to an individual who has agreed to become an employee or a consultant of the Corporation or any Subsidiary or to become an employee of any entity which the Corporation reasonably expects to become a Subsidiary, shall immediately terminate if the Program Administrator determines, in its sole discretion, that such person will not become an employee or consultant of the Corporation or any Subsidiary. If a recipient ceases to be employed by or to provide consulting services or services as a director to the Corporation or any Subsidiary, or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, for any reason other than death or disability, then, unless any other provision of the Program provides for earlier termination or the Option grant agreement provides otherwise:

          (a) all options and stock appreciation rights (other than "Naked Rights", as hereinafter defined) shall terminate immediately in the event the recipient's employment or consulting services are terminated for cause and shall be exercisable, to the extent exercisable on the date of termination, for a period of:

            (i) 90 days after the date of such termination if such termination is due to the recipient's resignation; and

            (ii) 12 months after the date of such termination if such termination is due to the involuntary termination of the recipient's service or employment other than for cause.

          (b) subject to Section 5(b) of the SAR Plan, all Naked Rights not payable on the date of termination shall terminate immediately; and

          (c) all performance share awards shall terminate immediately unless the performance objectives have been achieved and the performance objective period has expired.

        Article 14.    Rights Upon Disability.    If a recipient becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by or while rendering consulting services or services as a director to the Corporation or any Subsidiary (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), then, unless any other provision of the Program provides for earlier termination or the Option grant agreement provides otherwise:

          (a) all options and stock appreciation rights (other than Naked Rights) may be exercised, to the extent exercisable on the date of termination,, at any time within one year after the date of termination due to disability;

          (b) all Naked Rights shall be fully paid by the Corporation as of the date of disability; and

          (c) all performance share awards for which all performance objectives have been achieved (other than continued employment or status as a consultant on the Vesting Date) shall be paid in full by the Corporation; all other performance shares shall terminate immediately.

        Article 15.    Rights Upon Death.    If a recipient dies while employed by or while rendering consulting services or services as a director to the Corporation or any Subsidiary (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), then, unless any other provision of the Program provides for earlier termination or the Option grant agreement provides otherwise:

          (a) all options and stock appreciation rights (other than Naked Rights) may be exercised by the person or persons to whom the recipient's rights shall pass by will or by the laws of descent and distribution, to the extent exercisable on the date of death,, at any time within one year after the date of death unless any other provision of the Program provides for earlier termination;

          (b) all Naked Rights shall be fully paid by the Corporation as of the date of death; and

          (c) all performance share awards for which all performance objectives have been achieved (other than continued employment or status as a consultant on the Vesting Date) shall be paid in full by the Corporation; all other performance share awards shall terminate immediately.

        Article 16.    Non-transferability.    Options and stock appreciation rights granted under the Program may not be sold, pledged, assigned or transferred in any manner by the recipient otherwise than by will or by the laws of descent and distribution and shall be exercisable (a) during the recipient's lifetime only by the recipient and (b) after the recipient's death only by the recipient's executor, administrator or personal representative, provided, however that the Program Administrator may permit the recipient of an option granted pursuant to Part II of the Program to transfer options and/or stock appreciation rights granted in tandem with such options to a family member or a trust or partnership created for the benefit of family members. In the case of such a transfer, the transferee's rights and obligations with respect to the applicable options or stock appreciation rights shall be determined by reference to the recipient and the recipient's rights and obligations with respect to the applicable options or stock appreciation rights had no transfer been made. The recipient shall remain obligated pursuant to Articles 10 and 12 hereunder if required by applicable law. Common Stock, which represents either performance, shares prior to the satisfaction of the stated performance objectives and the expiration of the stated performance objective periods may not be sold, pledged, assigned or transferred in any manner.

        Article 17.    Change in Control.    The Program Administrator shall have the authority to provide, either at the time that any option or any stock appreciation right or performance share is granted or thereafter, that such option or stock appreciation right shall become fully exercisable upon the occurrence of a Change in Control Event or that all restrictions, performance objectives, performance objective periods and risks of forfeiture pertaining to a performance share or stock bonus award shall lapse upon the occurrence of a Change in Control Event. As used in the Program, a "Change in Control Event" shall be deemed to have occurred if any of the following events occur:

          (a) the consummation of any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or any consolidation or merger in which the holders of the Corporation's Shares immediately prior to the consolidation or merger do not own fifty percent (50%) or more of the common stock of the surviving corporation immediately after the consolidation or merger; or

          (b) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, other than to a subsidiary or affiliate; or

          (c) an approval by the shareholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation; or

          (d) (A) a purchase by any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity of any voting securities of the Corporation (the "Voting Securities") (or securities convertible into Voting Securities) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Voting Securities (or securities convertible into Voting Securities), the Board shall determine that the making of such purchase shall not be deemed a Change in Control for purposes of the Program, or (B) any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Corporation or any benefit plan sponsored by the Corporation or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding Voting Securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not be deemed to constitute a Change in Control for purposes of the Program; or

          (e) the individuals (A) who, as of the date on which the Program is first adopted by the Board of Directors, constitute the Board (the "Original Directors") and (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two thirds of the Original Directors then still in office (such Directors being called "Additional Original Directors") and (C) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least two thirds of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

        Article 18.    Merger or Asset Sale.    For purposes of the Program, a merger or consolidation which would constitute a Change in Control Event pursuant to Article 17 and a sale of assets which would constitute a Change in Control Event pursuant to Article 17 are hereinafter referred to as "Article 18 Events". In the event of an Article 18 Event, each outstanding option, stock appreciation right, and performance share award shall be assumed or an equivalent benefit shall be substituted by the entity determined by the Board of Directors of the Corporation to be the successor corporation. However, in the event that any such successor corporation does not agree in writing, at least 15 days prior to the anticipated date of consummation of such Article 18 Event, to assume or so substitute each such option, stock appreciation right, and performance share award, each option, stock appreciation right, or performance share award not so assumed or substituted shall be deemed to be fully vested and exercisable. If an option, stock appreciation right or performance share award becomes fully vested and exercisable pursuant to the terms of this Article 18, the Program Administrator shall notify the holder thereof in writing or electronically that (a) such holder's option, stock appreciation right or performance share award shall be fully exercisable until immediately prior to the consummation of such Article 18 Event and (b) such holder's option, stock appreciation right or performance share award shall terminate upon the consummation of such Article 18 Event. For purposes of this Article 18, an option, stock appreciation right or performance share award shall be considered assumed if, following consummation of the applicable Article 18 Event, the option, stock appreciation right or performance share award confers the right to purchase or receive, for each share of Common Stock subject to the option, stock appreciation right or performance share award immediately prior to the consummation of such Article 18 Event, the consideration (whether stock, cash or other securities or property) received in such Article 18 Event by holders of Common Stock for each share of Common Stock held on the effective date of such Article 18 Event (and, if holders of Common Stock are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such Article 18 Event is not solely common stock of such successor, the Program Administrator may, with the consent of such successor corporation, provide for the consideration to be received in connection with such option, stock appreciation right or performance share award to be solely common stock of such successor equal in fair market value to the per share consideration received by holders of Common Stock in the Article 18 Event.

        Article 19.    Method of Exercise.    Any optionee may exercise his or her option from time to time by giving written notice thereof to the Corporation at its principal office together with payment in full for the shares of Common Stock to be purchased. The date of such exercise shall be the date on which the Corporation receives such notice. Such notice shall state the number of shares to be purchased. The purchase price of any shares purchased upon the exercise of any option granted pursuant to the Program shall be paid in full at the time of exercise of the option by certified or bank cashier's check payable to the order of the Corporation, by tender of shares of Common Stock which have a Fair Market Value on the date of tender equal to the purchase price, or by a combination of checks and shares of Common Stock; provided however that any shares of Common Stock so tendered shall have been owned by the optionee for a period of least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Corporation. The Program Administrator shall, subject to such rules and procedures as the Program Administrator may prescribe, permit an optionee to make "cashless exercise" arrangements, to the extent permitted by applicable law, and may require optionees to utilize the services of a single broker selected by the Program Administrator in connection with any cashless exercise. No option may be exercised for a fraction of a share of Common Stock. If any portion of the purchase price is paid in shares of Common

Stock, those shares shall be valued at their then Fair Market Value as determined by the Program Administrator in accordance with Section 4 of the Incentive Plan.

        Article 20.    Ten-year Limitations.    Notwithstanding any other provision of the Program, (a) no option may be granted pursuant to the Program more than ten years after the date on which the Program was adopted by the Board of Directors and (b) any option granted under the Program shall, by its terms, not be exercisable more than ten years after the date of grant.

        Article 21.    Sunday or Holiday.    In the event that the time for the performance of any action or the giving of any notice is called for under the Program within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next day following such Sunday or legal holiday which is not a Sunday or legal holiday.

        Article 22.    Governing Law.    The Program shall be governed by and construed in accordance with the laws of the State of New Jersey.

        Article 23.    Pooling Transactions.    Notwithstanding anything contained in the Program to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction (as defined herein), the Program Administrator shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Corporation to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment or settlement with respect to any benefit granted under the Program, (b) providing that the payment or settlement in respect of any such benefit be made in the form of cash, Shares or securities of a successor or acquirer of the Corporation, or a combination of the foregoing and (c) providing for the extension of the term of any such benefit to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any such benefit. For purposes of the Program, the term "Pooling Transaction" shall mean an acquisition of the Corporation in a transaction that is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

        Article 24.    Covenant Against Competition.    The Program Administrator shall have the right to condition the award to an employee of the Corporation or the Subsidiaries of any option, stock appreciation right or performance share under the Program upon the recipient's execution and delivery to the Corporation of an agreement in a form satisfactory to the Program Administrator containing such non-compete, non-solicitation and non-disclosure terms as shall be determined by the Program Administrator.

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INRAD, INC. 2000 EQUITY COMPENSATION PROGRAM